DCAP GROUP, INC.
                                90 Merrick Avenue
                           East Meadow, New York 11554

                                                          March 28, 2001

Jay M. Haft
1001 Brickell Bay Drive
9th Floor
Miami, Florida  33131

Dear Jay:

     Reference is made to the Employment Agreement dated as of February 25, 1999 by and between DCAP Group, Inc. (the "Company") and you (the "Employment Agreement").

     The parties hereby acknowledge that it is their mutual desire to terminate the Employment Agreement and accordingly agree that the Employment Agreement is hereby terminated. The parties agree further that, except as hereinafter provided, neither party shall have any further rights or obligations under the Employment Agreement, in connection therewith or in connection with the termination thereof. Notwithstanding the foregoing, the parties agree that nothing herein shall be deemed a waiver of any rights of the parties under the Employment Agreement in connection with the breach of any representation or covenant that occurred prior to the date hereof. In addition, the parties agree that the provisions of Paragraphs 7.1 through 7.4, 12.1 through 12.4, 13.1, 14.1 through 14.5, 16.1, 17.1, 18.1, 19.1, 20.1, 21.1, 22.1 and 23.1 of the
Employment Agreement shall continue in full force and effect in accordance with the provisions thereof.

     Simultaneously herewith, you are resigning freely and voluntarily as an employee and officer of the Company and as an officer and director of any and all subsidiaries of the Company for which you serve in such capacity.

     You understand and agree further that the Company shall have no obligation to you, whether for compensation, payments, benefits or otherwise, arising under or relating to your employment or position with the Company or any subsidiary thereof, the termination of your employment, the Employment Agreement, or otherwise.

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in New York.

     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the subject matter hereof. This Agreement may be amended, and any provision hereof waived, only by a writing executed by the party sought to be charged.


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Jay M. Haft
March 28, 2001
Page 2

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

     Signatures hereon which are transmitted via facsimile shall be deemed original signatures.

                                             Very truly yours,

                                             DCAP Group, Inc.

                                             By: /s/ Barry Goldstein
                                                 -----------------------------
                                                 Barry Goldstein
                                                 Chief Executive Officer

Agreed:
/s/ Jay M. Haft
--------------------------
Jay M. Haft



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